Exhibit 10.9

SENIOR SECURED NOTE

This Senior Secured Note (“Note”) is made this 11th day of June, 2010 (“Effective Date”) by USA Synthetic Fuel Corporation, a corporation organized under the laws of the State of Delaware (“Maker” or “USASF”) to the order of Global Energy, Inc., a corporation organized under the laws of the State of Ohio (“Lender”).

RECITALS

Maker and Lender have agreed, in consideration of the terms and conditions set forth in that certain Stock Purchase Agreement, dated of even date herewith, by and among Maker and Lender (the “SPA”), that this Note and the terms herein shall cover the obligations of the Maker to Lender from the SPA.

Maker represents that this Note is a senior secured note covering all of the net assets of USASF, and at no time shall the obligations under this Note be subordinated to any other obligation of the Maker.

TERMS

Obligation.  For Value Received, Maker hereby unconditionally promises to pay to the order of Lender and its successors and assigns, at its office at 312 Walnut Street, Suite 2300, Cincinnati, Ohio 45202, or to such other address as Lender may in writing direct from time to time, the principal amount of Six Million Four Hundred Thirty Nine Thousand Four Hundred Twenty Nine Dollars ($6,439,429.00) (“Principal”).

Repayment.  The entire amount of Principal and accrued interest shall be immediately due and payable by Maker upon the earlier of, (a) Lima Energy Company (“Lima Energy”) receiving at least $400 million, from any source whatsoever, for the construction, purchase, assignment or operation of a gasification facility, whether undertaken solely by Lima Energy or in conjunction with other partners, or in the event an affiliate of Maker or Lima Energy shall obtain any such financing to construct, purchase or operate a gasification facility from which Lima Energy shall receive any beneficial interest, distribution, payment or proceeds, including options to purchase; (b) the sale of any equity interest in Lima Energy or any of its assets; (c) proceeds of $75 million or more from an equity offering by USASF; or (d) March 31, 2011.

Accrued Interest.  This is an accrued interest note.  Interest of 7% per annum shall be due and payable hereunder and accrued until payment of principal occurs.

Payments.  All payments under this Note shall be made in lawful money of the United States of America and in immediately available funds (“lawful money”) at Lender’s office specified in this Note.  Whenever any payments to be made hereunder shall be stated to be due on a day on which Lender’s head office is not open for business, that payment will be due on the next following banking day, and any extension of time shall in each case be included in the computation of interest payable on this Note.

REPRESENTATIONS AND WARRANTIES

The undersigned Maker represents and warrants upon the execution and delivery of this Note, that:  (a) it is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing; (b) it has the power to execute and deliver this Note and to perform its obligations hereunder and has taken all necessary action to authorized such execution, delivery and performance; (c) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its organizational documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any material contractual restriction binding on or materially affecting it or any of its assets; (d) to the best of Maker’s knowledge, all governmental and other consents that are required to have been obtained by it with respect to this Note have been obtained and are in full force and effect and all conditions of any such consent have been complied with; and (e) its obligations under this Note constitute its legal, valid and binding obligations, enforceable in accordance with its terms except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors’ rights generally.

MISCELLANEOUS

Governing Law. This note shall be governed by, construed and enforced in accordance with the laws of the state of Ohio without reference to the conflicts or choice of law principles thereof.

Choice of Forum; Consent to Jurisdiction.  The Parties agree that the sole and exclusive forum for any action, claim or other proceeding arising out of or any dispute in connection with this Note, any rights or obligations hereunder, or the performance of such rights or obligations shall be the state and federal courts located in Hamilton County, Ohio, and both Parties hereby irrevocably consent to the personal jurisdiction of such courts. The Maker hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Lender in connection with this Note, any rights or obligations hereunder, or the performance of such rights and obligations, on behalf of itself or its property in any manner permitted by applicable law.

No Commitments.  The Maker acknowledges that the Lender has made no commitment to extend any additional credit to the Maker or to continue the credit provided hereunder after this Note expires or is terminated as provided herein.

Waivers.  Maker waives presentment, protest, notice of dishonor, demand for payment and notice of acceleration and intention to accelerate maturity.

Benefit of Parties, Successors and Assigns.  All representations, warranties, covenants and agreements contained herein or delivered in connection herewith shall be binding upon, and inure to the benefit of, the Maker and the Lender and their respective successors and permitted assigns.  Lender’s interest in and rights under this Note are freely assignable, in whole or in part, by Lender.  Maker may not assign its obligations hereunder without the consent of Lender.

Entire Agreement Severable.  This Note constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements of such parties.  If any part of this Note is not enforceable, the rest of the Note may be enforced.  The Lender retains all rights hereunder, even if it makes a loan after default.  If the Lender waives a default, it may enforce a later default.  Any consent or waiver under this Note must be in writing.

Notices.  Any notice, request or other communication to either party by the other hereunder shall be given in writing and shall be deemed given on the earlier of the date the same is (i) telecopied at time of transmission by electronic facsimile transmission equipment, which equipment shall furnish written confirmation of successful and completed transmission of all pages without error in transmission (to Lender at 513-621-5947 or to Maker at 513-621-5947) or (ii) the next business day after delivered to a reputable overnight courier for which it is intended at the address as set forth herein.  The place to which notices or copies of notices are to be given to either party may be changed from time to time by such party by written notice to the other party.

Amendments.  This Note may not be amended, changed, waived, supplemented, discharged or terminated orally but only by an agreement in writing signed by party against whom the enforcement is sought.

No Usury.  All agreements in this Note are expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount agreed to be paid hereunder or thereunder for the use, forbearance or detention of money exceed the highest lawful rate permitted under applicable usury laws.  If, from any circumstances whatsoever, fulfillment of any provision of this Note or any related document at the time performance of such provision shall be due, shall involve exceeding any usury limit prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to allow compliance with such limit, and if, from any circumstances whatsoever, Lender shall ever receive as interest an amount which would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and shall be cancelled automatically or, if theretofore paid, such excess shall be credited against the Principal amount of the indebtedness evidenced hereby to which the same may lawfully be credited, and any portion of such excess not capable of being so credited shall be refunded immediately to Maker.

Time is of the Essence.  Time is of the essence with respect to all of Maker’s obligations and agreements under this Note and the performance of all provisions hereof and thereof.

Waiver of Jury Trial.  THE MAKER AND THE LENDER EACH WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS NOTE AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

IN WITNESS WHEREOF, Maker has caused this Note to be executed this 11th day of June, 2010.

USA Synthetic Fuel Corporation

By:	/s/ Glenn G. Wattley
Name:	Glenn G. Wattley
Title:	President & CEO
Address	312 Walnut Street, Suite 2300 Cincinnati, Ohio 45202

Acknowledged:

GLOBAL ENERGY, INC

By:	/s/ H.H. Graves
Name:	H.H. Graves
Title:	President & CEO